Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DR., SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	FAX 817-877-3728	FAX 713-651-9980

October 11, 2016

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to all references to our firm incorporated by reference in this Registration Statement on Form S-8 of EV Energy Partners, L.P. with respect to our estimates of the oil, natural gas and natural gas liquids reserves of EV Energy Partners, L.P. and to the use of our report dated January 25, 2016 in EV Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016.

Yours very truly,

/s/ W. TODD BROOKER
W. Todd Brooker, P.E.
Vice President CAWLEY, GILLESPIE & ASSOCIATES, INC.